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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Zions Bancorporation and Zions Institutional Capital Trust A of our report dated January 22, 1996, relating to the consolidated financial statements of Zions Bancorporation which appear in the Annual Report on Form 10-K of Zions Bancorporation for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

KPMG PEAT MARWICK LLP

Salt Lake City, Utah
January 23, 1997